Exhibit 10.2
Supply Agreement
On this the third day of the month of June in the year 2024, we at Revelation Medical Devices, located at 1105 Auburn Dr in the State of IN agree to the following parameters in agreement with Shoulder Innovations located at 1535 Steele Ave SW Suite B in the State of Ml. The requirements of this agreement are as follows:
Revelation Medical Devices, further called "The Seller,” enters into this agreement willingly. Shoulder Innovations, further called “The Buyer,” enters into this agreement willingly.
In consideration of the Buyer’s purchase commitment of product instruments herein, the Seller is willing to purchase both a HAAS UMC 500 5th Axis Mill and a HAAS ST-20 Live Tool Lathe (the “Machines”) to support the product instrument manufacturing requirements for Shoulder Innovations, as the Buyer. In consideration of Seller’s expenditures to acquire the Machines, the Buyer agrees to invest in [***] of the total purchase price of the equipment to the Seller with an aggregate gross purchase price of [***]. The Buyer will pay a [***] share of the [***] down payment totaling [***]. The Buyer’s [***] portion of the purchase price after the down payment is [***]. The Buyer will pay the remaining balance in quarterly payments starting in Q1 of 2025 with the last payment paid in Q4 2025. The Buyer agrees to buy at least [***] (the “Purchase Requirement”), which Purchase Requirement includes open purchase orders with the Seller as of the date hereof. The Buyer shall remain current on payments to the Seller for all purchase orders or provide a payment plan acceptable to the Seller if any invoice becomes delinquent.
The Seller is to ensure they are offering competitive pricing, lead times, and consistent on time in full delivery to a minimum of [***] by Q1 of 2025. The Seller is to provide the same high level of quality and costs will remain at the quoted price aside from any substantial material price increases and design changes, which will require requoting. The Seller will purchase and own in its entirety the “Machines” and any other capital equipment purchased for this agreement. The Buyer for its investment in the equipment herein will have [***] to support the product instrument manufacturing requirements for Shoulder Innovations, as the Buyer. The Seller reserves the right to manufacture other product on the machines to fulfill machine capacity. The Seller first must exercise the Buyer’s first rights of capacity in writing. If the Buyer does not exercise first rights to capacity within 24 hours, then the Seller has the right to manufacture other product on the Machines. The first rights of the Buyer will extend to Q3 of 2026 with an option to extend first rights to the Machines by additional Purchase Order(s).
The undersigned agree to all the above-mentioned terms and conditions found in this agreement.
This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Supply Agreement to be executed as of the date first written above by their duly authorized officers.
[Revelation Medical Devices]:
Company Address: 1105 Auburn Dr, Auburn, IN 46706
Representative Name: Jeff Ondrla
Representative Title: General Manager
Representative Signature:       /s/Jeff Ondrla     Date:     6/04/24
[Shoulder Innovations]:
Company Address: 1535 Steele Ave SW Suite B. Grand Rapids, Ml 49507
Representative Name: Michael Kitchen
Representative Title: VP of Supply Chain
Representative Signature:     /s/Michael Kitchen     Date:     6/3/2024